DATE:	April 30 , 2007

TO:	All Media

FROM:	Standard Management
10689 N. Pennsylvania Street
Indianapolis, Indiana 46280

CONTACT:	Matthew Katz
Investor Relations
Phone: 317-574-6224

Standard Management/Universal Healthcare Company, LLC Announces Execution Of Purchase Agreement To Acquire California Institutional Pharmacy

(Indianapolis, Indiana)  Standard Management Corporation (“Standard Management” or the “Company”) (OTC: SMAN, SMANP), an Indiana based management company, announced today that through Universal Healthcare Company, LLC (“Universal” or “UHCC”), a definitive agreement has been signed to acquire In-House Pharmacies, Inc. of San Diego, California.  Universal provides pharmaceuticals to the long-term care and infusion therapy sector of the healthcare industry.

Standard Management is the managing partner of Universal Healthcare Company, LLC and has a management agreement for the daily operations of Universal.

As managing partner and largest shareholder of Universal, Standard Management is excited to sign the definitive agreement with In-House Pharmacies, Inc.  The transaction is expected to close May 16, 2007.

In-House Pharmacies, Inc. has approximately $40 million in annual revenue, 120 employees and serves over 10,000 patients.

Ronald D. Hunter, Chairman, President and Chief Executive Officer stated, “The patience and professionalism extended to us by In-House is unprecedented in today’s business.”

“In-House is an example of the high quality pharmaceutical operation we are actively pursuing as we expand across the United States,” stated Mark Long, President of Universal.

Martial R. Knieser, M.D., Executive Vice President, Corporate Development commented, “As we add additional institutional pharmacy partners, we provide support with the many processes and disciplines offered through our administrative services program in order to build best in class showcase pharmacies providing quality patient care.”

“The principal owners, along with the seasoned management team, are extremely proud to be a part of Universal’s vision for the future,” stated R. Michael Defay and Jon Kurtin. “In-House does not expect any change in leadership or customer service,” Mr. Defay added.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933.  The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements.  Forward-looking statements in this press release include, without limitation, the performance and growth of our business, potential future acquisitions, and their impact on the Company’s performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements.  Such factors include, but are not limited to ~~,~~ our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance , which may affect our ability to obtain customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance.  In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a holding company headquartered in Indianapolis, Indiana.  Information about the Company can be obtained by calling the Investor Relations Department at (317) -574-6224 or via the Internet at www.SMAN.com.